UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation and Leadership Development Committee Actions

On February 27, 2018, at its regularly scheduled first quarter meeting, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Pioneer Natural Resources Company (the “Company”) approved the actions summarized below with regard to the compensation of the Company’s “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, referred to in this report as “NEOs”).

1. Base Salaries. The Committee established 2018 base salaries for the NEOs as follows:

NEO	2018 Base Salary
Scott D. Sheffield	N/A1
Timothy L. Dove	$1,150,000
Richard P. Dealy	600,000
Mark S. Berg	475,000
Chris J. Cheatwood	475,000
________
1. Scott D. Sheffield, the Company’s Chairman of the Board, retired as an officer and employee of the Company effective December 31, 2017.

2. 2017 Annual Cash Bonus Program Incentive Payout. The Committee certified the achievement of the baseline performance goal under the Company’s 2017 Annual Incentive Bonus Program and approved the payout of cash bonus awards to the NEOs, based on the Committee’s assessment of 2017 performance, as follows:

NEO	Amount of 2017 Cash Bonus Award
Scott D. Sheffield	$1,608,750
Timothy L. Dove	1,462,500
Richard P. Dealy	727,500
Mark S. Berg	460,000
Chris J. Cheatwood	460,000

3. 2018 Annual Cash Bonus Incentive Program Target Percentages. The Committee established targets for the Company’s NEOs for 2018 bonuses payable in 2019 under the Company’s 2018 Annual Cash Bonus Incentive Program. The 2018 bonus target is shown as a percentage of 2018 base salary, and the actual amount paid may be less than, equal to or greater than the target level depending on performance (but not greater than 250% of target):

NEO	2018 Bonus Target
Scott D. Sheffield	N/A
Timothy L. Dove	130%
Richard P. Dealy	100%
Mark S. Berg	80%
Chris J. Cheatwood	80%

4. Long-Term Incentive Plan Awards. The Committee granted awards of restricted stock and performance units under the Company’s Amended and Restated 2006 Long-Term Incentive Plan to the NEOs as follows.

NEO	Number of Restricted Shares/RSUs Awarded	Target Number of Performance Units Awarded
Scott D. Sheffield	N/A	N/A
Timothy L. Dove	20,684	20,683
Richard P. Dealy	7,363	7,362
Mark S. Berg	5,915	5,914
Chris J. Cheatwood	5,915	5,914

The restricted stock awards will cliff vest after three years, provided the officer remains employed with the Company. For tax reasons, the awards to Messrs. Dove, Berg and Cheatwood were granted in the form of restricted stock units, which generally have the same terms as the restricted stock, including being settled in common stock of the Company after a three-year vesting period. As noted below, the NEOs’ equity award agreements provide for a double trigger; that is, the awards will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs.

Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company’s common stock relative to that of the Company’s peers ranks the Company above a “threshold” level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s relative ranking. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. As noted below, the NEOs’ equity award agreements for the performance units also provide for a double trigger. Vesting will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs; provided that payout will be measured based on the Company’s actual performance as of the date of the change in control.

5. Certain Changes to Compensation Program. The following is a summary of certain changes to the Company’s compensation program, commencing in 2018:

•
Double Trigger for Equity Awards. As noted above, commencing with their 2018 equity awards, the NEOs’ award agreements (as well as those of the other executive officers who are members of the Company’s Management Committee) provide for a double trigger; that is, the awards will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs.

•
2018 Annual Cash Bonus Incentive Program. Consistent with past years, the 2018 Annual Cash Bonus Incentive Program provides for performance-based cash compensation based on performance goals established at the beginning of the year with pre-assigned weights. Shortly following the end of the year, when actual results are known, the Committee will evaluate the Company’s and the NEOs’ performance and determine the actual payout based on a formula that takes into account the Committee’s scoring of performance against the goals. For the 2018 Annual Cash Bonus Incentive Program, the Committee has approved the following changes:

◦	adding a new performance goal for return on capital employed,

◦	changing the production growth goal to production growth on a per share basis, and

◦	changing the proved reserve replacement goal to proved reserves growth on a per share basis.

These goals are in addition to goals for debt metrics, operating and general and administrative costs, health, safety and environmental performance and strategic goals. In addition, due to the recent changes to Section 162(m) of the tax code, the program no longer includes a technical baseline performance hurdle that, if achieved, makes the NEOs automatically eligible for a payout at the maximum bonus level of 250 percent of target.

6. Amendment and Restatement of Change in Control Agreements. Effective February 27, 2018, the Company is entering into amended and restated Change in Control Agreements with its executive officers who are members of its Management Committee, including the NEOs (excluding Mr. Sheffield). No changes were made to the substantive benefits provided in the agreements.

The changes are being made to take into account the change to the executive officers’ equity awards to double trigger and to make certain clarifications and updates, including clarifications to the definition of “good reason” with an added opportunity for the acquiring company to cure alleged adverse employment actions that would give an officer a right to terminate for good reason. The affected executive officers are Timothy L. Dove, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, J. D. Hall, Kenneth H. Sheffield, Jr., William F. Hannes, Frank E. Hopkins, Mark H. Kleinman, Teresa A. Fairbrook and Stephanie D. Stewart.

As was the case prior to the amendment and restatement, the Change in Control Agreements provide that, if within two years following a change in control, (1) the executive officer terminates employment for good reason or (2) the Company terminates the executive officer’s employment other than for cause, death, disability or normal retirement, then the Company must provide the executive officer (A) a separation payment, (B) continued group medical coverage at a cost equivalent to a similarly situated active employee for a specified period of time, (C) any earned salary and vested benefits and (D) one-twelfth of the executive officer’s annual base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. The Change in Control Agreements were revised to specify that the executive officer’s outstanding equity awards will not automatically fully vest if otherwise provided in the equity award agreements. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the base salary and target bonus of each of the NEOs (and 2.99 times or two times such sum for the other executive officers) and (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination. The period of time for which the executive officers must be provided with continued group medical coverage is (1) for the NEOs, three years (except for Mr. Dove, for whom the period is through the date he is eligible for full medical benefits under the provisions of Medicare) and (2) for the other executive officers, two or three years. The Change in Control Agreements continue for two years following a change in control that occurs during the term of the agreement.

The foregoing description of the new form of Change in Control Agreement is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1
Change in Control Agreement dated February 27, 2018, between the Company and Timothy L. Dove, together with a schedule identifying other substantially identical agreements between the Company and each of the executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Change in Control Agreement.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief
Accounting Officer

Dated: March 5, 2018